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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47400) pertaining to the DURECT Corporation 1998 Incentive Stock Plan, DURECT Corporation 2000 Employee Stock Purchase Plan, DURECT Corporation 2000 Stock Plan and DURECT Corporation 2000 Directors' Stock Option Plan of DURECT Corporation of our report dated February 9, 2001, with respect to the financial statements and schedule of DURECT Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California
March 29, 2001